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                                                                     Exhibit 4.6

                                                                         ANNEX A


THIS DEBENTURE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNTIL (l) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE COMPANY OR OTHER SUCH OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, BOTH AS TO THE IDENTITY OF SUCH OTHER COUNSEL AND THE FORM AND SUBSTANCE OF THE OPINION OF SUCH OTHER COUNSEL, TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT OF 1933 IS NOT REQUIRED IN CONNECTION
WITH SUCH PROPOSED TRANSFER.


                     CONSERVER CORPORATION OF AMERICA, INC.

               10% Convertible Debenture Due             , 1997


$                                                               September , 1996

                  CONSERVER CORPORATION OF AMERICA, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of ______________________, or registered assigns (the "Holder"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the last address of the Holder of this Note as recorded on the books of the Company or, if no such address is noted, at the principal office of the Company, the principal sum of
Six Hundred Thousand ($600,000) Dollars, on September   , 1997, plus interest on
the outstanding principal sum hereof from the date hereof, at the rate of 10% per annum until payment of said unpaid principal sum shall be made in full.

                  This Note is one of the 10% Convertible Debentures issued by the Company in the aggregate principal amount of up to $600,000 (the "Debenture") offered pursuant to the Subscription Agreement executed in connection herewith (the "Subscription Agreement").

1. Registry. Books for the registry of this Debenture shall be kept at the principal office of the Company. No transfer of this Debenture shall be valid unless made on the Company's

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books, by the registered Holder hereof in person or by an attorney duly authorized in writing.

2. Conversion.

                  (a) The Holder of this Debenture and any registered assign shall have the right, at its option, at any time and from time to time from and after the date hereof and up to and including the close of business on September
  , 1997 (the "Maturity Date"), to elect to convert, subject to the terms and provisions of this Section 2, effective ten (10) days after receipt by the Company of notice of such election given in accordance with Section 2(b), all, and only all, of the unpaid principal hereof into fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company (the "Common Stock"), at the price of $5.00 per share, or if an adjustment of such price has taken place in accordance with the provisions of Section 2(d) hereof, at the price as last adjusted (the "Conversion Price"), such that the number of shares obtained upon conversion shall be determined by dividing the Conversion Price into the principal amount of this Debenture being converted. The Conversion Price and the number and character of shares of Common Stock are subject to adjustment as hereinafter provided. In the event the Company's initial public offering of shares of Common Stock and Warrants (the "Offering") is not closed on or before the Maturity Date, the Holder may elect to extend the Maturity Date to September
  , 1998 (the "Extended Maturity Date"), in which event the Holder may elect to convert as set forth above until the Extended Maturity Date.

                  (b) In order to convert this Debenture, the Holder hereof shall deliver this Debenture to the Company at its principal office, together with written notice in the form annexed hereto that it elects to convert the then unpaid principal balance of this Debenture, together in each instance with then accrued but unpaid interest thereon, if any, into shares of Common Stock in accordance with the provisions of this Section 2.

                  (c) If the holder has made an election to convert all of the principal balance of this Debenture, and accrued but unpaid interest due thereon, as provided in subparagraph (b) above, ten (10) days after receipt by the Company of such notice or as promptly as practicable thereafter, the Company shall deliver or cause to be delivered to the Holder a certificate representing the number of fully paid and nonassessable shares of Common Stock into which this Debenture is being converted, together with a cash adjustment in respect

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of any fraction of a share to which he shall be entitled, if any. Such conversion shall be deemed to have been made at the close of business on the date this Debenture shall have been surrendered together with the written election to convert, so that the person entitled to receive the shares of Common Stock upon conversion of this Debenture shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the Conversion Price in effect at such time. The issuance of certificates for shares of Common Stock upon the conversion of this Debenture shall be made without charge to the Holder hereof for any tax in respect of the issuance of such certificate; provided, however, that the Company shall not be required to pay any taxes which may be payable or incur any other expenses in respect of any transfer involved in the issuance of any certificate for shares of Common Stock in a name other than that of the Holder of this Debenture in respect of which shares of Common Stock are issued.

                  (d) The Conversion Price shall be subject to adjustment from time to time as set forth in this subsection (d) and in Section 4 hereof:

                      (i) If at any time or times after the date hereof, the total number of outstanding shares of Common Stock shall be increased or decreased by a stock split, stock dividend, reverse split or similar pro rata change in the capitalization of the Company, the Conversion Price shall be an amount determined as follows:

                  (A) by multiplying (x) the Conversion Price immediately prior to such event, by (y) the total number of outstanding shares of Common Stock of the Company immediately prior to such event; and

                  (B) by dividing the product thereof by the total number of outstanding shares of Common Stock of the Company immediately after such event.

                      (ii) Anything herein to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment, either by itself or with other adjustments not previously made, would require a change of at least one percent; provided, however, that any adjustment which by reason of this Section 2(d)(ii) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                      (iii) Anything herein to the contrary notwithstanding, no adjustments pursuant to this Section 2(d) shall be made

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(a) by reason of or in connection with the issuance of shares of Common Stock upon conversion of the Debentures, or (b) if such adjustment would result in an increase in the Conversion Price.

                  (e) If at any time or times after the date hereof, the Company shall effect a reorganization, shall merge with or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business and, pursuant to the terms of such reorganization, merger, consolidation or disposition of assets, shares of stock or other securities, property or assets of the Company (or the successor, transferee or affiliate of the Company) or cash are to be received by or distributed to the holders of Common Stock, or if at any time or times after the date hereof the Company shall make any distribution of its assets with respect to its Common Stock, then the Holder of this Debenture shall have the right, concurrently with the closing of such transaction, to convert this Debenture and to receive, upon conversion of this Debenture, the number of shares of stock or other securities, property or assets of the Company (or the successor, transferee or affiliate of the Company), or cash receivable upon or as a result of such reorganization, merger, consolidation, disposition of assets or distribution by a holder of the number of shares of Common Stock into which this Debenture was convertible immediately prior to such event. The provisions of this Section 2(e) shall similarly apply to successive reorganizations, mergers, consolidations, dispositions of assets or distributions.

                  (f) If at any time or times after the date hereof, a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Company, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless prior to the consummation thereof the Holder of this Debenture shall have been given a reasonable opportunity then to elect to convert this Debenture and to receive, upon conversion of this Debenture, either the stock, securities, cash or assets then issuable with respect to the Common Stock or the previous holders of the Common Stock in accordance with such offer.

                  (g) No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon any conversion of this Debenture, but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the Conversion Price of a whole share of Common Stock.

                  (h) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion or exchange of this Debenture, the full number of whole shares of Common Stock then

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deliverable upon the conversion or exchange of the entire principal amount of this Debenture at the time outstanding. The Company shall take at all times such corporate action as shall be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Debenture in accordance with the provisions hereof.

3. Events of Default. This Debenture shall automatically become due and payable in full if any one or more of the following events ("Events of Default") shall occur and be continuing:

                  (a) If the Company shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition or answer or consent seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy or insolvency law or other similar law, (iii) consent to the institution of proceedings under any law listed in (ii) above, or to the filing of any such petition or to the appointment or taking possession of a receiver, liquidator, assignee, trustee, custodian (or other similar official) of the Company or of any substantial part of its property, or (iv) make an assignment for the benefit of its creditors; or

                  (b) If a decree or order shall be entered by a court for relief in respect of the Company under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy or insolvency law or other similar law, or appointing a receiver, liquidator, assignee, trustee (or similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of their affairs and such decree or order shall not be vacated or set aside or stayed within a period of 120 days from the date of entry thereof; or

                  (c) If the Company shall fail to make any payment of principal or interest due under this Debenture within ten days of the date upon which such payment was due.

                  The foregoing notwithstanding, the Holder, by written, may waive any Event of Default and/or rescind and annul any such acceleration; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

                  The Company agrees that it will not declare or pay any dividends on its Common Stock following the occurrence of an Event of Default so long as the Event of Default shall be continuing.

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4. Adjustment for Issue or Sale of Common Stock at Less than Conversion Price.
With the exception of (a) issuances of shares of Common Stock upon conversion of this Debenture or otherwise pursuant to the Subscription Agreement, (b) the issuance of shares underlying any currently outstanding options, warrants or other securities exchangeable for, and convertible into, Common Stock, (c) the issuance subsequent to the date hereof of any options or other rights to acquire shares of Common Stock under any of the Company's employee benefit plans (collectively the "Company Plans"), (d) the exercise subsequent to the date hereof of options or other rights to acquire Common Stock under the Company Plans, (e) the issuance of shares pursuant to the Offering, and (f) the issuance of any shares underlying other securities issued in the Offering which by their terms are exchangeable, convertible or exercisable into shares of Common Stock, in case at any time or from time to time the Company shall issue shares of Common Stock without consideration or for a consideration per share less than the Conversion Price (or, if a Pro Forma Adjusted Conversion Price shall be in effect by reason of a previous adjustment under this Section 4, as provided below in this Section 4, less than such Pro Forma Adjusted Payment Price) (as hereinafter defined) in effect immediately prior to the issue or sale of such shares, then, and in each such case, the Holder of this Debenture upon the conversion hereof as provided in Section 2 shall be entitled to receive, in lieu of the shares of Common Stock theretofore receivable upon such conversion, a number of shares of Common Stock determined by (a) dividing to the nearest one-thousandth (.001) the Payment Price by a Pro Forma Adjusted Conversion Price to be computed as provided below in this Section 4, and (b) multiplying to the nearest whole share (one-half share being considered a whole share) the resulting quotient by the number of shares of Common Stock (as constituted on the Conversion Date) issuable upon such conversion. Such Pro Forma Adjusted Conversion Price shall be computed (to the nearest one-thousandth ($.001)) by dividing

                  (i) the sum of (x) the result obtained by multiplying the number of shares of Common Stock outstanding immediately prior to such issue or sale by the Conversion Price (or, if a Pro Forma Adjusted Conversion Price shall be in effect by reason of a previous adjustment under this Section 4, by such Pro Forma Adjusted Conversion Price), plus
                           (y) the consideration, if any, received by the Company upon such issue or sale, by

                  (ii)     the number of shares of Common Stock
                           outstanding immediately after such issue or sale.

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Notwithstanding the above, in no event shall the Pro Forma Adjusted Conversion
Price be adjusted pursuant to this computation to an amount in excess of Conversion Price (or, if a Pro Forma Adjusted Conversion Price shall be in effect by reason of a Previous Adjustment under this Section 4 in excess of such Pro Forma Adjusted Conversion Price) immediately prior to such computation.

For the purposes of this Section 4, the following subsections 4(a) to 4(j) shall be applicable:

                           (a) Dividends, Etc. in Common Stock or Convertible
Securities. In case the Company shall declare any dividend or order any other distribution upon any stock of the Company of any class, payable in Common Stock or in any stock or other securities directly or indirectly convertible into or exchangeable for Common Stock (any such stock or other securities being hereinafter called "Convertible Securities"), such declaration or distribution shall be deemed to be an issue and sale (as of the record date), without consideration, of such Common Stock or such Convertible Securities, as the case may be.

                           (b) Issuance or Sale of Convertible Securities. In
case the Company shall issue or sell any Convertible Securities, there shall be determined the price per share for which Common Stock is issuable upon the conversion or exchange thereof, such determination to be made by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities (subject to adjustment as provided in subsection 4(f) in case of an issue or sale for cash), plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

                               If the price per share so determined shall be
less than the Conversion Price (or, if a Pro Forma Adjusted Conversion Price shall be in effect, less than such Pro Forma Adjusted Conversion Price), then such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of shares of Common Stock at the price per share so determined; provided that if such Convertible Securities shall by their terms provide for a change or changes (upwards or downwards), with the passage of time or otherwise, in the amount of additional consideration, if any, payable to the Company, or in the rate of exchange, upon the conversion or exchange thereof, the Pro Forma Adjusted Conversion Price shall, forthwith upon any such change becoming effective, be readjusted (but to no greater extent than originally adjusted, in the case of an increase in the additional consideration) to reflect the same; and provided further that upon the expiration of such rights of

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conversion or exchange of such Convertible Securities, if any thereof shall not have been exercised, the Pro Forma Adjusted Conversion Price shall forthwith be readjusted (but to no greater extent than originally adjusted, in the case of an increase in the additional consideration) and thereafter be the price which it would have been had an adjustment been made on the basis that (i) the only shares of Common Stock so issued or sold were those issued or sold upon conversion or exchange of such Convertible Securities, and (ii) they were issued or sold for the consideration actually received by the Company upon such conversion or exchange, plus the consideration, if any, actually received by the Company for the issue or sale of all of such Convertible Securities which shall have been converted or exchanged.

                           (c) Grant of Rights or Options for Common Stock. In
case at any time the Company shall grant any rights or options to subscribe for, purchase or otherwise acquire Common Stock, there shall be determined the price per share for which Common Stock is issuable upon the exercise of such rights or options, such determination to be made by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, by (b) the maximum number of shares of Common Stock issuable upon the exercise of such rights or options.

                               If the price per share so determined shall be
less than the Conversion Price (or, if a Pro Forma Adjusted Conversion Price shall be in effect, less than such Pro Forma Adjusted Conversion Price), then the granting of such rights or options shall be deemed to be an issue or sale for cash (as of the date of granting of such rights or options) of such maximum number of shares of Common Stock at the price per share so determined; provided that if such rights or options shall by their terms provide for a change or changes (upwards or downwards), with the passage of time or otherwise, in the amount of additional consideration payable to the Company upon the exercise thereof, the Pro Forma Adjusted Conversion Price shall forthwith upon any such change becoming effective, be readjusted (but to no greater extent than originally adjusted, in the case of an increase in the additional consideration) to reflect the same; and provided further that upon the expiration of such rights or options, if any thereof shall not have been exercised, the Pro Forma Adjusted Conversion Price shall forthwith be readjusted (but to no greater extent than originally adjusted, in the case of an increase in the additional consideration), and thereafter be the price which it would have been had an adjustment been made on the basis that (i) the only shares of Common Stock so issued or sold were those issued or sold upon the exercise of such rights or options, and (ii) they

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were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised.

                           (d) Grant of Rights or Options for Convertible
Securities. In case the Company shall grant any rights or options to subscribe for, purchase or otherwise acquire Convertible Securities, such Convertible Securities shall be deemed, for the purposes of subsection 4(b), to have been issued and sold for the total amount received or receivable by the Company as consideration for the granting of such rights or options plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options; provided that if such rights or options shall by their terms provide for a change or changes (upwards or downwards), with the passage of time or otherwise, in the amount of additional consideration payable to the Company upon the exercise thereof, the Pro Forma Adjusted Conversion Price shall, forthwith upon any such change becoming effective, be readjusted (but to no greater extent than originally adjusted, in the case of an increase in the additional consideration) to reflect the same; and provided further that upon the expiration of such rights or options if any thereof shall not have been exercised, the Pro Forma Adjusted Conversion Price shall forthwith be readjusted (but to no greater extent than originally adjusted, in the case of an increase in the additional consideration), and thereafter be the price which it would have been had an adjustment been made upon the basis that (i) the only Convertible Securities so issued or sold were those issued or sold upon the exercise of such rights or options, and (ii) they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised.

                           (e) Dilution in Case of Other Securities. In case at
any time any securities other than Common Stock shall at the time be receivable upon the payment of this Debenture, and in case any such additional securities shall be issued or sold by the Company or shall become subject to issue upon the conversion or exchange of any securities of the Company or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company for a consideration such as to dilute the payment rights evidenced by this Debenture, then, and in each such case, the Pro Forma Adjusted Conversion Price shall forthwith be adjusted, substantially in the manner provided for above in this Section 4 so as to protect the holder of this Debenture against the effect of such dilution.

                           (f) Expenses, Etc., Deducted. In case any shares of
Common Stock, Convertible Securities or other securities, or any

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rights or options to subscribe for, purchase or otherwise acquire any thereof, shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received therefor, after deducting all costs and expenses reasonably incurred in connection with such issuance or sale determined as of the date not later than 45 days after the date of the close of the offering with respect to such issuance or sale.

                           (g) Determination of Consideration. In case any
shares of Common Stock, Convertible Securities or other securities, or any rights or options to subscribe for, purchase or otherwise acquire any thereof, shall be issued or sold for a consideration other than cash (or a consideration which includes cash if such cash constitutes a part of the assets of a corporation or business substantially all of the assets of which are being received as such consideration), then, for the purposes of this Section 4, the Board of Directors of the Company shall in good faith determine the fair value of such consideration, and such Common Stock, Convertible Securities, other securities, rights or options shall be deemed to have been issued or sold for an amount of cash equal to the value so determined in good faith. In case any Common Stock, Convertible Securities or other securities or any rights or options to subscribe for, purchase or otherwise acquire any thereof shall be issued or sold together with other securities or other assets for a consideration which covers both, the Board of Directors of the Company shall in good faith determine what part of such consideration so received shall be allocated to the issue or sale of such Common Stock, Convertible Securities or other securities or such rights or options.

                           (h) Record Date Deemed Issue Date. In case the
Company shall take a record of the holders of shares of its stock of any class for the purpose of entitling them (a) to receive a dividend or a distribution payable in Common Stock, Convertible Securities or other securities, or (b) to subscribe for, purchase or otherwise acquire Common Stock, Convertible Securities or other securities, then such record date shall be deemed to be the date of the issue or sale of the Common Stock, Convertible Securities or other securities issued or sold or deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution, or the date of the granting of such rights of subscription, purchase or other acquisition, as the case may be.

                           (i) Shares Considered Outstanding. The number of
shares of Common Stock outstanding at any given time shall include shares deemed issued for purposes of adjustment pursuant to this Section 4, but shall exclude shares in the treasury of the Company.

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

                      (j) Duration of Pro Forma Adjusted Conversion Price. Following each computation or readjustment of a Pro Forma Adjusted Conversion Price, as provided in this Section 4, the newly computed or adjusted Pro Forma Adjusted Conversion Price shall remain in effect until a further computation or readjustment thereof is required by this Section 4.

5. Subordination. This Debenture shall be subordinated to indebtedness for borrowed money to banks or other financial institutions, now outstanding or
hereinafter incurred, and shall be pari passu with the Company's   % Convertible
Debentures in the approximate amount of $_________ heretofore issued.

6. Miscellaneous.

                  (a) All notices, demands, requests and other communications to be given or delivered under or by reason of the provisions of this Debenture shall be in writing and shall be deemed to have been given personally or when mailed by certified or registered mail, return receipt requested and postage prepaid, and addressed, if to the Company, at Conserver Corporation of America, Inc., 2655 Le Jeune Road, Suite 535, Coral Gables, Florida 33134, Attention:
Chief Executive Officer, with a copy to Parker Duryee Rosoff & Haft, 529 Fifth Avenue, New York, New York 10017, Attention: Ira I. Roxland, Esq., or at such other address as specified by the Company in writing to the Holders, or, if to the Holder, at the address for such Holder on the books of registry maintained in accordance with Section 1 hereof.

                  (b) This Debenture and its validity, construction and performance shall be governed in all respects by the laws of the State of New York, without giving effect to principles of conflict of laws.

                  (c) In any case where the date of interest on or maturity of principal of this Debenture shall not be a business day, then the payment thereof shall be made on the next succeeding business day, with the same force and effect as if made on the date of maturity.

                  (d) This Debenture shall not be modified or amended except by a writing signed by the Holder.

                  (e) If any provision of this Debenture shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provisions of this Debenture, and this Debenture shall be construed as if any invalid, illegal or unenforceable provisions had not been contained herein; provided however, that default in the performance or observance by the Company of any provision of this Debenture which has been held to be invalid, illegal or unenforceable shall, notwithstanding such invalidity, illegality or unenforceability, constitute an Event of Default hereunder, if such default would have constituted an Event of Default without regard to such invalidity, illegality or unenforceability.

                  (f) The headings of this Debenture are for convenience only and shall not control or affect the meaning or construction of any provisions hereof.

                  (g) If this Debenture is mutilated, lost, stolen or destroyed, the Company shall issue a new Debenture of like form and maturity to the Holder hereof upon presentment and surrender of the mutilated Debenture, in the case of mutilation, and upon receipt of evidence of loss, theft or destruction and of indemnity in all other cases, each in form satisfactory to the Company.

                  (h) This Debenture and any payment of principal or interest due hereunder is transferable, negotiable and assignable at the option of the Holder hereof only in compliance with the terms of this Debenture and the provisions of the Subscription Agreement, including, without limitation, the requirement of compliance with applicable state and Federal securities laws and the delivery to the Company of an opinion of counsel satisfactory to the Company of such compliance. This Debenture may be transferred by the Holder on the Debenture register of the Company, upon surrender of this Debenture for registration of transfer at the Company's office duly endorsed by, or accompanied by a written instrument of transfer reasonably satisfactory to the Company duly executed by, the Holder or his attorney duly authorized in writing, and thereupon one or more new Debentures, for the same aggregate principal amount then outstanding, will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith.

                  (i) If at any time or times after the date hereof:

                  (1) The Company shall pay any dividends upon its Common Stock, whether payable in cash, stock or other property, or make any distribution of its assets with respect to its Common Stock;

                  (2) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (3) The Company shall effect a reorganization, shall merge with or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business; or

                  (4) There shall be voluntary or involuntary dissolution, liquidation, or winding up of the Company;

                      then, in any one or more of such cases, the Company shall give written notice to the Holder of the Debenture of the date on which (a) a record shall be taken for such dividend, distribution, or subscription rights, or (b) such reorganization, merger, consolidation, sale, transfer or other disposition, liquidation, or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, merger, consolidation, sale, transfer or other disposition, liquidation or winding up, as the case may be. Such notice shall be given at least 20 days prior to the action in question and not less than 10 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

                  (j) The Company shall deliver to the Holder, not later than 90 days following the end of each fiscal year of the Company, a copy of its annual financial statements.

                  (k) If any payment of principal or interest or any notice hereunder is required to be made on any date which is a Saturday, Sunday or New York State bank holiday, such payment or notice shall be made on the next succeeding day on which banks in New York State are open for business.

                  (l) Prior to due presentment of registration for transfer of this Debenture, the Company or any agent thereof may treat the person in whose name this Debenture is registered as the absolute owner thereof for all purposes, whether or not this Debenture is overdue.


             IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed, and its corporate seal to be hereunder affixed and attached.

                                   CONSERVER CORPORATION OF AMERICA, INC.


                                   By:_____________________________________

ATTEST:

By:
           (Seal)

                                CONVERSION NOTICE

TO: CONSERVER CORPORATION OF AMERICA, INC.


          The undersigned Holder of this Debenture hereby irrevocably exercises the option to convert the amount of the principal balance of this Debenture specified below into shares of Common Stock, $.01 par value, of Conserver Corporation of America, Inc. in accordance with the terms of this Debenture, and directs that the shares issuable and deliverable upon the conversion, together with any replacement Debenture or check in payment for a fractional share, be issued in the name of and delivered to the undersigned at the address set forth below the undersigned's signature.

Date: ____________, ____





Principal amount to be                  Name, address and signature
 converted $_________

                                        ---------------------------
                                        Name

                                        ---------------------------
                                        Address

                                        ---------------------------


                                        ---------------------------
                                        Signature